SHARE EXCHANGE AGREEMENT

By and Among

SOUTHERN ITS INTERNATIONAL, INC.

and

SHIBUE COUTURE, INC.,

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of this 1st day of October, 2021, by and between SOUTHERN ITS INTERNATIONAL, INC., a Nevada corporation (the "Company"). SHIBUE COUTURE, INC., a California corporation ("Shibue"), (together, the "Parties" and each, a "Party"), upon the following premises:

RECITALS:

WHEREAS, the Company desires to acquire from Shibue One Hundred percent (100%) of the issued and outstanding number of shares of Shibue common stock, no par value (the "Shibue Shares"), $0.001 par value (the "Shibue Shares"), all in exchange for Two Million Five Hundred Thousand (2,500,000) newly issued shares of the Company's Series D Preferred stock, par value $0.001 per share ("Company Series D Preferred Stock"); such transaction being referred to herein as the "Exchange".

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SHIBUE

As an inducement to, and to obtain the reliance of the Company, except as set forth in those schedules prepared by Shibue, which are attached and made a part hereto (the "Shibue Schedules") Shibue hereby represents and warrants as of October 1, 2021 (the "Closing Date") as follows:

Section I.1Organization

Shibue is a corporation duly organized on December 31 2007, validly existing, and in good standing under the laws of the State of California and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Set forth as Annex A is a complete and correct copy of the Articles of Incorporation of Shibue in effect on the date hereof (the "Shibue Charter"). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Shibue Charter. Shibue has taken all actions required by law, from its Shibue Charter, or otherwise to authorize the execution and delivery of this Agreement. Shibue has full power, authority, and legal right and has taken all action required by law, the Shibue Charter, and otherwise to consummate the transactions herein contemplated.

Capitalization

The capitalization of Shibue consists of Ten Million (10,000,000) authorized shares of common stock, no par value (the "Shibue Common Stock")., consisting of Eight Million (8,000,000) shares of Series 1 voting stock and Two Million (2,000,000) shares of Series 2 non-voting stock.

Section I.2Subsidiaries

Shibue has no subsidiaries.

Section I.3Options or Warrants

Shibue does not have any existing options, warrants, calls, or commitments of any character relating to the Shibue Common Stock.

Section I.4Absence of Certain Changes or Events

Since January 1, 2021:

(a)there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Shibue, including, but limited to, retaining any new employees, or hiring any contract personnel with the written consent of the Company or expending any cash on capital purchases, bonuses, or other expenses out of the ordinary course of business without prior written consent of the Company;

(b)Shibue has not (i) amended its Articles of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed, or agreed to purchase or redeem, any of the Shibue Common Stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its managers, officers, directors, or employees;

(c)Shibue has not (i) granted or agreed to grant any options, warrants or other rights for its stock, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement; and

(d)There are no material actions, suits, proceedings, or investigations pending or, to the knowledge of Shibue after reasonable investigation, threatened by or against Shibue or affecting Shibue or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Shibue does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section I.5Contracts

All contracts, agreements, franchises, license agreements, and other commitments to which Shibue is a party or by which its properties are bound, and which are material to the operations of Shibue taken as a whole are valid and enforceable by Shibue in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section I.6No Conflict with Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of any material indenture, mortgage, deed of trust, or other material agreement, or instrument to which Shibue is a party or to which any of its assets, properties or operations are subject.

Section I.7Compliance with Laws and Regulations

To the best of its knowledge, Shibue has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Shibue or except to the extent that noncompliance would not result in the occurrence of any material liability for Shibue.

Section I.8Approval of Agreement

The respective board of directors and shareholders of Shibue and have authorized the execution and delivery of this Agreement by Shibue and have approved this Agreement and the transactions contemplated hereby.

Section I.9Valid Obligation

This Agreement and all agreements and other documents executed by Shibue in connection herewith constitute the valid and binding obligation of Shibue, respectively, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section I.10Information

The information concerning Shibue set forth in this Agreement and in the Shibue Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section I.11 Financial Statements

If required, Shibue's financial statements shall be prepared in a timely and proper manner in accordance with Regulation S-X promulgated by the United States Securities and Exchange Commission (the "Commission").

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Shibue, except as set forth in those schedules prepared by the Company which are attached and made a part hereto (the "Company Schedules"), the Company represents and warrants, as of the Closing Date, as follows:

Section II.1         Organization

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Set forth as Annex B are complete and correct copies of the Articles of Incorporation of the Company and Certificates of Designations as in effect on the Closing Date (together, the "Company Charter"). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Charter. The Company has taken all action required by law, the Company Charter or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, the Company Charter or otherwise to consummate the transactions herein contemplated.

Section II.2 Capitalization

The Company's authorized capitalization consists (i) Nine Hundred Million (900,000,000) shares of the Company's Common Stock, of which One Hundred Twenty-three Million Five Hundred Sixty Thousand Seven Hundred Eight (123,569,708) shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange; (ii) One Hundred Million (100,000,000) shares of the Company's Preferred Stock, of which (x) Ten Million (10,000,000) shares have been classified as Series A Preferred with Five Million (5,000,000) shares issued and outstanding immediately prior to the transaction contemplated by the Exchange, (xx) Fifteen Million (15,000,000) shares have been classified as Series B Preferred with Fifteen Million (15,000,000)shares issued and outstanding immediately prior to the transaction contemplated by the Exchange, and (xxx) One Million Five Hundred Thousand (1,500,000) shares have been classified as Series C Preferred with One Million Five Hundred Thousand (1,500,000)shares to be issued.

Section II.3 Subsidiaries

The Company has a Thirty percent (30%) interest in Atacama Minerals, Inc.

Section II.4Options or Warrants

There are no existing options, warrants, calls, or other commitments of any character relating to the authorized and unissued shares of the Company's Capital Stock, except as in connection with the Exchange.

Section II.5Absence of Certain Changes or Events

Since January 1, 2021:

(a)The Company has not (i) amended the Company Charter except as pursuant to the transactions in connection with this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees, except that on September 16, 2021, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State to change its name to Corp HQ, Inc., with the change of name pending approval by FINRA; and

(b)Except as described in Section II.4, above, the Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof, except that shares of its Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock may be converted into shares of Common Stock, as provided for in the Company Charter documents; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation, or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section II.6 Litigation  and Proceedings

There are no actions, suits, proceedings, or investigations pending or threatened by or against the Company, or its subsidiaries, or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default

Section II.7No Conflict with Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section II.8Compliance with Laws and Regulations

The Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section II.9Approval of Agreement

The board of directors of the Company have authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section II.10Valid Obligation

This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section II.11Information

The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III

PLAN OF EXCHANGE

Section III.1The Exchange

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, (i) Shibue by executing this Agreement, shall issue and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, a certificate representing the Shibue Shares, constituting of One Hundred percent (100%) of the shares of Shibue Common Stock issued and outstanding after consummation of this transaction. In exchange for the issuance of the Shibue Shares, the Company shall issue certificates, in those amounts and in registered in such names as Shibue shall advise, evidencing, in the aggregate, Two Million Five Hundred Thousand (2,500,000) shares of the Company Series D Preferred Stock. Each of the Company Series D Shares shall be convertible into that number of shares of Company Common Stock which shall be equal, in the aggregate, to One dollar ($1.00), with any partial shares rounded up to whole shares, as more particularly described in the Certificate of Designation of the Company Series D Preferred Stock. All of the Company Series D Shares and the Shibue Shares shall be issued within fifteen (15) business days of the Closing Date.

Section III.2Closing Events

On the Closing Date, the Company, Shibue shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section III.3Plan of Exchange

The Parties to this Agreement agree that this Agreement shall constitute a plan of exchange.

Section III.4Termination

This Agreement may be terminated by any of Shibue or the Company if the other Party has failed to meet the conditions precedent set forth in Articles V and VI herein. If this Agreement is terminated pursuant to this Section III.4, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below.

ARTICLE IV SPECIAL COVENANTS

Section IV.1Access to Properties and Records

The Company, Shibue, and Shibue will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or Shibue or Shibue, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Shibue, or Shibue as the case may be, as the other shall from time to time reasonably request.

Section IV.2Third Party Consents and Certificates

The Company Shibue, and Shibue hereby agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section IV.3The Acquisition of Company Series C Preferred Stock

The Company and Shibue acknowledge and agree that the consummation of this Agreement including the issuance of shares of Company Series D Preferred Stock in exchange for the Shibue Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933 and applicable state statutes. The Company and Shibue agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)In connection with the transactions contemplated by this Agreement, the Company and Shibue shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the States where the Company and Shibue are domiciled or are otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(b)In order to more fully document reliance on the exemptions as provided herein, Shibue and the Company shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as Shibue or the Company and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

Section IV.4Relationship of the Parties

The Parties acknowledge that Jenny Buettner, an officer, director, and majority shareholder of Shibue, is the daughter of James E. Shipley, an officer, director, and controlling shareholder of the Company.

Section IV.5Use of Company Series D Preferred Shares

The Parties acknowledge that (i) 250,000 shares of the Company Series D Preferred Shares to be received by Shibue will be used for payment of certain debt of Shibue, which are being satisfied in full and not continuing obligations of Shibue after the Closing of the Exchange, and not allocated for issuance to the shareholders of Shibue and (ii) 250,000 shares of the Company Series D Preferred Shares to be received by Shibue will be used for payment of expenses relating to the Exchange, including commissions, and will not be allocated for issuance to the shareholders of Shibue.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section V.1Accuracy of Representations and Performance of

Covenants

The representations and warranties made by Shibue in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Shibue shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Shibue prior to or on the Closing Date. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Shibue and dated the Closing Date, to the foregoing effect.

Section V.2Litigation Certificate

The Company shall have been furnished with certificates dated as of the Closing Date and signed by a duly authorized officer of Shibue to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Shibue threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Shibue Schedules, by or against Shibue, which might result in any material adverse change in any of the assets, properties, business, or operations of Shibue.

Section V.3No Governmental Prohibition

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated, or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section V.4Consents

All consents, approvals, waivers, or amendments pursuant to all contracts, licenses, permits, trademarks, and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Shibue after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SHIBUE

The obligations of Shibue under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section VI.1Accuracy of Representations and Performance of Covenants

The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. The Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company. Prior to or on the Closing Date, the Company shall furnish to Shibue a certificate signed by a duly authorized officer of the Company and dated as of the Closing Date, to the foregoing effect.

Section VI.2Litigation Certificate

Shibue shall have been furnished with certificates dated as of the Closing Date and signed by duly authorized executive officers of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section VI.3No Governmental Prohibition

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated, or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section VI.4Consents

All consents, approvals, waivers, or amendments pursuant to all contracts, licenses,. permits, trademarks, and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII MISCELLANEOUS

Section VII.1Governing Law; Jurisdiction; Venue

This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Nevada. Venue for all matters shall be in Clark County, Nevada without giving effect to principles of conflicts of law thereunder. Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in Las Vegas, Nevada. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section VII.2Notices

Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:Southern ITS International, Inc.

74998 Country Club Drive

Suite 220-52

Palm Desert, CA 92260

If to Shibue, to:Shibue Couture, Inc. 5142 Bolsa Avenue

Suite 103

Huntington Beach, CA 92649

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section VII.3Attorney's Fees

In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section VII.4Confidentiality

Each Party hereto agrees with the others that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section VII.5Public Announcements and Filings

Unless required by applicable law or regulatory authority, none of the Parties will issue any report, statement, or press release to the general public, to the general trade or trade press, or to any third-party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements, or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section VII.6Recitals

The Recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section VII.7Expenses

Subject to SectionVII.3, above, whether or not the Exchange is consummated, each of the Company and Shibue will bear its own respective expenses, including legal, accounting, and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section VII.8Survival; Termination

The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section VII.9Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section VII.10Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section VII.11Best Efforts

Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligation to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section VII.12Entire Agreement

This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings, and negotiations, written or oral, with respect to such subject matter.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the corporate Parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.